[letterhead of Murphy & Murphy]







May 24, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of Wizzard Software Corporation (formerly Balanced Living, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated April 17, 2001 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



/S/Murphy & Murphy
MURPHY & MURPHY